EXHIBIT 99.1

Investor Contact:	Robbin E. Moore Investor Relations Director Krispy Kreme Doughnuts, Inc. 336.726.8857

Media Contact:	Amy S. Hughes Communications Director Krispy Kreme Doughnuts, Inc. 336.726.8815

KRISPY KREME ADVISED OF SEC INVESTIGATION

Winston-Salem, NC (October 8, 2004) – Krispy Kreme Doughnuts, Inc. (NYSE:KKD) yesterday was notified by the Securities and Exchange Commission that it had entered a formal order of investigation concerning the Company.

Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including the Company’s signature Hot Original Glazed. Krispy Kreme currently operates more than 390 factory stores in 45 U.S. states, Australia, Canada, Mexico and the United Kingdom. Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

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Information contained in this press release, other than historical information, should be considered forward-looking. In particular, the Company has made predictions about its forecasted growth in systemwide sales for the second half of the fiscal year and the fiscal year overall, its revised development plans and estimated new store openings for the fiscal year and the potential for its new product and cost saving initiatives. Forward-looking statements are subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme’s operating results, performance or financial condition are its dependence on franchisees to execute its store expansion strategy, supply issues, changes in consumer preferences and perceptions, the failure of new products or cost saving initiatives to contribute to financial results in the timeframe or amount currently estimated, the outcome of the pending investigation by the Securities and Exchange Commission, the pending shareholder class action, and the pending shareholder derivative action, and numerous other factors discussed in Krispy Kreme’s periodic reports, proxy statement and other information statements filed with the Securities and Exchange Commission.